UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010
Terreno Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Maiden Lane, Fifth Floor
San Francisco, CA 94108
(Address of principal executive offices) (Zip Code)
(415) 655-4580
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Availability
     On March 24, 2010, Terreno Realty LLC, a wholly-owned subsidiary (the “Borrower”) of Terreno Realty Corporation (the “Company”), obtained a $50 million, three-year senior revolving credit facility (the “Credit Facility”) from KeyBank National Association, as administrative agent (the “Administrative Agent”), and KeyBanc Capital Markets Inc., in its capacity as the lead arranger (together with the Administrative Agent, “KeyBank”). The Credit Facility is pursuant to a Senior Revolving Credit Agreement, dated as of March 24, 2010, among the Borrower, KeyBank and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders” (the “Credit Agreement”).
     The Credit Facility is guaranteed by the Company and by substantially all of the Borrower’s current and to-be-formed subsidiaries that own a “borrowing base property”. The Credit Facility is secured by a pledge of the Borrower’s equity interests in the subsidiaries that hold each of the borrowing base properties. Properties that fit the Company’s investment strategy will generally be eligible to be included in the borrowing base, subject to the required lenders’ approval and delivery of certain documentation. The Borrower may also request to add additional properties to the borrowing base that do not fit within the Company’s investment strategy, subject to the required Lenders’ approval and delivery of certain documentation.
     Outstanding borrowings on the Credit Facility are limited to the lesser of $50 million or 50% of the value of the borrowing base properties. The initial availability of the Credit Facility is also subject to the borrowing base having no less than four properties with an aggregate borrowing base value of $50 million. The Borrower may remove properties from the borrowing base in certain circumstances set forth in the Credit Agreement, as long as at least five borrowing base properties remain and the value of the remaining borrowing base properties is not less than $60 million and subject to the Borrower’s continued compliance with certain financial covenants contained in the Credit Agreement. The Borrower may elect to increase the amount of the Credit Facility up to $150 million, subject to the approval of the Administrative Agent and the identification of a Lender or Lenders willing to make available the additional amounts.
     As of March 29, 2010, there were no borrowings outstanding under the Credit Facility.
     Payment Terms
     The Borrower is obligated under the Credit Agreement to pay interest on a monthly basis, with all outstanding principal and accrued but unpaid interest due at maturity. The Borrower has the right to repay all or any portion of the loan from time to time without penalty or premium, other than customary early payment fees if the Borrower repays a LIBOR loan before the end of the contract period. In addition, the Borrower is required to make earlier principal reduction payments in the event of certain changes in the borrowing base availability.
     Interest is paid on the periodic advances under the Credit Facility at varying rates, based upon, at the Borrower’s option, either (i) LIBOR, subject to a floor of 1.50%, plus the applicable LIBOR margin or (ii) the applicable base rate which is the greater of the Administrative Agent’s prime rate plus 1.00%, 0.50% above the federal funds effective rate, or thirty-day LIBOR (incorporating the floor of 1.50%) plus the applicable LIBOR margin for LIBOR rate loans under the Credit Facility. The applicable LIBOR margin depends upon the ratio of the outstanding consolidated total indebtedness of the Company, the Borrower and their subsidiaries (the “Consolidated Group”) to the value of the Consolidated Group’s consolidated gross asset value, as follows:

	Greater than 55%	Greater than 50%	Greater than 45%
	but less than or	but less than or	but less than or	Less than or equal
	equal to 60%	equal to 55%	equal to 50%	to 45%
LIBOR Margin	4.25%	3.75%	3.25%	3.00%
     The Borrower is obligated under the Credit Agreement to pay quarterly an annual amount equal to 0.50% of the unused portion of the Credit Facility if usage is less than 50% and 0.35% of the unused portion of the Credit Facility if usage is greater than or equal to 50%. The Borrower is also required by the Credit Agreement to pay other fees, including customary arrangement, administrative and fronting fees.
     Financial and Other Covenants
     The Borrower is required to comply with a series of financial and other covenants in order to borrow under the Credit Facility. A summary of the material covenants is as follows:

Leverage Ratio	60%

Fixed Charge Coverage Ratio	1.75	x
“Leverage Ratio” is determined as set forth in the Credit Agreement generally by dividing the total liabilities of the Consolidated Group outstanding by the gross asset value of the Consolidated Group’s real estate assets.
     The Borrower is also required to maintain a specific pool of unencumbered borrowing base properties, which are subject to the following material limitations and covenants:

Borrowing Base Leverage Ratio(1)	May not exceed 50%

Borrowing Base Debt Service Coverage(2)	1.60x

Occupancy Covenants	Minimum aggregate occupancy of 80% at all times

Additionally, until the value of the borrowing base properties exceeds $100 million, the weighted average remaining lease term of each borrowing base property must be at least four years

Borrowing Base Diversification	Once there is a pool of at least 7 borrowing base properties with a value that exceeds $100 million, no one property may comprise 35% or greater of the borrowing base property value; no one market may comprise 40% or greater of the borrowing base value; no single tenant may comprise 20% or greater of the adjusted net operating income of the borrowing base

(1)	“Borrowing Base Leverage Ratio” is calculated as set forth in the Credit Agreement generally as the outstanding amounts under the Credit Facility divided by the borrowing base property value.

(2)	“Borrowing Base Debt Service Coverage” is calculated as set forth in the Credit Agreement generally as the then current adjusted net operating income of the borrowing base properties divided by the then current implied facility debt service.
     In addition, the Credit Facility has a covenant limiting the Company’s maximum real estate investment trust (“REIT”) distribution payout to 110% of the Company’s funds from operations in fiscal 2010, 100% of the Company’s funds from operations in fiscal 2011 and 95% of the Company’s funds from operations in fiscal years thereafter (subject to distribution payments necessary to preserve the Company’s status as a REIT). The Borrower is also subject to other covenants, including restrictions on investments, absence of additional security interests on the borrowing base assets and maintenance of the Company’s REIT status.
     The Credit Facility also contains customary events of default, including failure to make payments when due under any of the Credit Facility documents, breach of any representation or warranty, breach of any covenant continuing beyond the cure period, bankruptcy or insolvency, unpaid judgment, adverse Employee Retirement Income Security Act of 1974 event, material adverse change to the business of the Borrower and its subsidiaries, invalidity of any of the Credit Facility documents, a change in control and cross defaults to non-recourse debt in excess of $10 million or recourse debt in excess of $1 million. In addition, the failure of both the Company’s current Chief Executive Officer and President and Chief Financial Officer or any successors approved by the administrative agent to continue to be active in the Borrower’s day-to-day management constitutes an event of default under the Credit Facility. The Borrower has 120 days under the Credit Facility to retain a successor executive reasonably satisfactory to the administrative agent in the event that both the Company’s current Chief Executive Officer and President and Chief Financial Officer or any successors cease to be active in the management of the Borrower.
     The foregoing summary of the Credit Facility is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Title
10.1*	Secured Revolving Credit Agreement, dated as of March 24, 2010, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders”

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation
Date: March 29, 2010	By:	/s/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Title
10.1*	Secured Revolving Credit Agreement, dated as of March 24, 2010, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, KeyBanc Capital Markets as “Lead Arranger,” and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders”

*	Filed herewith